                                POWER OF ATTORNEY

          The undersigned hereby constitutes and appoints Nathalie Auber, his true and lawful attorney-in-fact to:

  (1)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or person who holds more than
          10% of the stock of a portfolio company held by any Sofinnova investment fund, including without limitation, Sofinnova Venture
          Partners I, L.P., CV Sofinnova Venture Partners II, L.P., CV Sofinnova
          Venture Partners III, L.P., Sofinnova Venture Partners IV, L.P.,
          Sofinnova Venture Affiliates IV, L.P., Sofinnova Venture Partners V,
          L.P., Sofinnova Venture Principals V, L.P., Sofinnova Venture
          Affiliates V, L.P., Sofinnova Venture Partners VI, L.P., Sofinnova
          Venture Partners VI GmbH & Co. K.G., Sofinnova Venture Affiliates VI,
          L.P., Sofinnova Venture Principals VI, L.P., and Sofinnova Venture
          Partners VII, LP. (each, a " Portfolio Company"), Forms 3, Forms 4 and
          Forms 5 in accordance with Section 16(a) of the Securities Exchange
          Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

  (2)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, general partner, member and/or managing member who holds more than 5% of the stock a Portfolio Company, Forms 13D,
          Forms 13F and Forms 13G in accordance with Section 13 of the Exchange
          Act;

  (3)     do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
          Forms 3, Forms 4, Forms 5, Forms 13D, Forms 13F or Forms 13G and
          timely file any such forms with the United States Securities and
          Exchange Commission and any other authority; and

  (4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Portfolio
  Company assuming, any of the undersigned's responsibilities to comply with
  Sections 13 and 16 of the Exchange Act.

          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, Forms 4, Forms 5, Forms
  13D, Forms 13F and Forms 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

                            [Signature page follows]
          The undersigned has caused this Power of Attorney to be executed as of this 13th day of August, 2010.

                                        James I. Healy

                                        /s/ James I. Healy
                                        ----------------------------------------
                                        Signature

                                        Michael F.Powell

                                        /s/ Michael F.Powell
                                        ----------------------------------------
                                        Signature

                                        Alain L. Azan

                                        /s/ Alain L. Azan
                                        ---------------------------------------
                                        Signature

                                        Eric P. Buatois

                                        /s/ Eric P. Buatois
                                        ---------------------------------------
                                        Signature